Exhibit 99.1

TEN Holdings, Inc. Announces Pricing of $7.5 Million Offering

LANGHORNE, Pa., June 26, 2026. TEN Holdings, Inc. (Nasdaq: XHLD) (the “Company”), through its subsidiary, Ten Events, Inc., a provider of event planning, production, and broadcasting services, today announced the pricing of its offering (the “Offering”) for the purchase and sale of 7.5 million shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Each share of Common Stock will be sold at an offering price of $1.00 per share. The gross proceeds to the Company from the Offering are expected to be approximately $7.5 million, before deducting placement agent fees and other Offering expenses payable by the Company.

WestPark Capital, Inc. is the sole placement agent for the Offering. The Offering is expected to close on or about June 30, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering for general working capital and corporate purposes, including repayment of indebtedness.

The shares of Common Stock are being offered by the Company pursuant to an effective registration statement on Form S-1, as amended (File No. 333-294896), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2026, and declared effective by the SEC on June 26, 2026, and an additional registration statement filed pursuant to Rule 462(b) which became automatically effective on June 26, 2026 (collectively, the “Registration Statements”).

The Offering is being made only by means of the prospectus forming part of the Registration Statements relating to the Offering. A preliminary prospectus relating to this Offering has been filed with the SEC, and a final prospectus relating to and describing the final terms of the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TEN Holdings, Inc.

The Company, through its subsidiary, Ten Events, Inc., is a provider of event technology, planning, production, and broadcasting services headquartered in Pennsylvania. The Company mainly produces virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by the Company’s Xyvid Pro and Ten Pro Platforms. Physical events mainly involve live streaming and video recording of physical events. To learn more, visit www.tenholdingsinc.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to: statements regarding the proceeds from the Offering, the closing of the Offering, and the use of proceeds, and the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), the Registration Statement and other filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and TEN Holdings, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Investor Relations Inquiries:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, New York 10036
Office: (646) 893-5835
Email: IR@skylineccg.com